Exhibit 99.1

INSTRUCTION: Read the proxy statement/prospectus before you vote by proxy. Then, to ensure that your shares are represented and that a quorum is present at the Special Meeting, we ask that you appoint the Proxies named below to vote your shares for you, whether or not you plan to attend the meeting. You can do that in either of the two ways described in the instructions on the reverse of this proxy card.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints [            ], [            ] and [            ] (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of Bank of the Carolinas Corporation (“Carolinas”) held of record by the undersigned on [•], 2015, at the Special Meeting of Shareholders of Carolinas (the “Special Meeting”) to be held at the [            ] at [•] EDT on [•], 2015, and at any adjournments of the Special Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	AGREEMENT AND PLAN OF MERGER AND REORGANIZATION. Proposal to approve the Agreement and Plan of Merger and Reorganization dated as of May 6, 2015, by and among Bank of the Ozarks, Inc. (“Ozarks”) and its wholly-owned bank subsidiary, Bank of the Ozarks, and Carolinas and Carolinas’ wholly-owned bank subsidiary, Bank of the Carolinas, as such merger agreement may be amended from time to time, and the merger and other transactions contemplated by the merger agreement.

FOR AGAINST ABSTAIN

2.	ADJOURNMENT PROPOSAL. Proposal to authorize the board of directors to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal or to vote on other matters properly before such special meeting.

FOR AGAINST ABSTAIN

OTHER BUSINESS. On any other matter properly presented for action by shareholders at the Special Meeting, such as any matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. In accordance with applicable law, only business within the purposes described in the meeting notice may be conducted at the Special Meeting.

The undersigned directs that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted “FOR” Proposals 1 and 2. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with Carolinas’ Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and announcing an intention to vote in person.

Dated:                             , 2015

Signature

Signature (if held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

VOTING BY PROXY

Read the proxy statement/prospectus before you vote by proxy. Then, to ensure that your shares are represented at the Special Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting. You can do that in either of the following two ways.

VOTING BY PROXY CARD

You can mark and sign the card on the reverse side of these instructions and fold and return this entire sheet in the enclosed postage-prepaid envelope.

OR

VOTING BY INTERNET

You can go to the Internet website www.proxyvote.com. When you are prompted for your “control number,” enter the number printed just above your name at the top of the proxy card and then follow the instructions you will be given. You need not sign and return a proxy card if you vote by Internet. The authority you will be giving the Proxies is described in this proxy card and in the proxy statement/prospectus for the Special Meeting. You should note that you may vote by Internet only until 11:59 p.m. Eastern Time on [•], 2015, which is the day before the Special Meeting date.